UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

Howard Hughes Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

On April 1, 2025, Howard Hughes Holdings Inc., a Delaware corporation (the “Company”) entered into the following amendments to the employment agreements of certain of its executive officers:

•	Amendment No. 2 (the “O’Reilly Amendment”) to that certain Second Amended and Restated Employment Agreement (the “O’Reilly Employment Agreement”), dated as of December 1, 2020, by and between The Howard Hughes Corporation, a Delaware corporation (“HHC”) and David R. O’Reilly, as previously assigned by HHC to the Company;
•	Amendment No. 2 (the “Olea Amendment”) to that certain Employment Agreement (the “Olea Employment Agreement”), dated as of January 12, 2022, by and between HHC and Carlos Olea, as previously assigned by HHC to the Company; and
•	Amendment No. 1 (the “Valane Amendment” and, collectively with the O’Reilly Amendment and the Olea Amendment, the “Amendments”) to that certain Employment Agreement (the “Valane Employment Agreement” and, collectively with the O’Reilly Employment Agreement and the Olea Employment Agreement, the “Employment Agreements”), dated as of December 29, 2023, by and between the Company and Joseph Valane.

The respective Amendments modify the respective Employment Agreements as follows:

•	revise the definition of “Good Reason” in each Executive’s employment agreement such that, among other things, “Good Reason” shall contemplate certain organizational changes, should they occur;
•	add the term “Transaction” to each Executive’s employment agreement, which definition includes any transaction or event (or series of transactions and/or events) that results in any Person having Beneficial Ownership, directly or indirectly, of capital stock representing forty percent (40%) or more of the equity of the Company following such transaction or event, or that otherwise significantly affects the ownership or control of the securities (or all or substantially all of the assets) of the Company and such Transaction does not constitute a Change in Control under the respective Employment Agreement or any other transaction or event that the Board determines constitutes a Transaction within the meaning of the definition (all terms as defined in the respective Amendment or Employment Agreement, as the case may be);
•	provide for certain compensation and benefits to each Executive in the event of the termination of their respective employment agreements within twenty-four (24) months following a Transaction;
•	extend the term of each of Mr. O’Reilly’s and Mr. Olea’s employment agreements until December 31, 2028, to match the end of the existing term of Mr. Valane’s employment agreement;
•	increase Mr. O’Reilly’s annual target Long-Term Incentive Plan (LTIP) award amount to $4,500,000, as previously approved by the compensation committee of the Company’s board of directors as part of its ordinary course annual compensation review process; and
•	make other related changes to the employment agreement of each Executive.

The O’Reilly Amendment, the Olea Amendment and the Valane Amendment are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K, and the descriptions above are qualified in their entireties by reference to the full text of such exhibits.

Separation with Named Executive Officer

On April 2, 2025, the Company and its President, L. Jay Cross, mutually agreed not to renew Mr. Cross’ employment agreement upon the expiration of its current term on December 1, 2025, which shall be treated as a non-renewal by the Company under his employment agreement. At such time, Mr. Cross will cease to be an officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Exhibit Title
99.1	Amendment No. 2 to O’Reilly Employment Agreement
99.2	Amendment No .2 to Olea Employment Agreement
99.3	Amendment No. 1 to Valane Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

Date: April 4, 2025	By:	/s/ Joseph Valane
	Name:	Joseph Valane
	Title:	General Counsel & Secretary